PRODUCT DEVELOPMENT INCENTIVE AGREEMENT

     THIS AGREEMENT (this "Contract"), made and entered into effective as of the 8th day of November, 1995 by and between OXBORO MEDICAL INTERNATIONAL, INC., a Minnesota corporation ("COMPANY"), and HARLEY HAASE ("HAASE");

                                   WITNESSETH:

     WHEREAS, HAASE has developed and/or contributed to the development of various PRODUCTS (as defined below); and

     WHEREAS, COMPANY desires to obtain from HAASE, and HAASE desires to grant to COMPANY, an exclusive license for making, using and selling the PRODUCTS, on the terms and subject to the conditions set forth below; and

     WHEREAS, COMPANY desires to receive information and assistance from HAASE to enable COMPANY to use HAASE's KNOW-HOW (as defined below) to make or have made, use and sell the PRODUCTS, on the terms and subject to the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties hereto agree as follows:

     1. Definitions. Whenever used in this Contract, the following capitalized terms will have the meanings set forth below:

          1.1 The term "PRODUCTS" shall include only the items set forth on the attached Exhibit 1.1 (HH).

               Further items may be added to the foregoing list of PRODUCTS by mutual agreement between HAASE and the Board of Directors of Company, which PRODUCTS are made in whole or in part using the KNOW-HOW supplied by HAASE and shall be deemed to be "ADDITIONAL PRODUCTS" as defined below.

          1.2 The term "NET SALES PRICE" means the gross invoice or billing price of the PRODUCTS or ADDITIONAL PRODUCTS (as defined below), sold by COMPANY with no deductions except for: (a) freight charges; (b) trade, quantity and cash discounts; (c) any sales tax applicable to the sale of the PRODUCTS or ADDITIONAL PRODUCTS; and (d) such credits or allowances, if any, given or made because of the rejection or return of any PRODUCTS or ADDITIONAL PRODUCTS previously delivered to a customer by COMPANY.

          1.3 The term "KNOW-HOW" means accumulated knowledge, technical information, methods of use, and the like, concerning the PRODUCTS or the ADDITIONAL PRODUCTS which HAASE has in his possession or acquires during the term of this Contract and which HAASE is free to disclose to COMPANY.

     2.   Grant of PRODUCT License.

          2.1 HAASE hereby grants to COMPANY an exclusive world-wide license to make, to have made, to use and to sell the PRODUCTS, together with an exclusive world-wide license to use the KNOW-HOW to make, to have made, to use and to sell the PRODUCTS. For the purposes of this Contract, the term "exclusive" means that HAASE will not supply, provide or grant to any person or entity other than COMPANY or its affiliates rights to make, have made, use, sell, or utilize the PRODUCTS, the ADDITIONAL PRODUCTS or the KNOW-HOW without the prior written consent of COMPANY.

          2.2 HAASE hereby grants to COMPANY the right to grant to purchasers of the PRODUCTS a non-exclusive license to use the purchased PRODUCTS and ADDITIONAL PRODUCTS and any related KNOW-HOW necessary for the use of the PRODUCTS and ADDITIONAL PRODUCTS purchased.

     3.   Supplying of KNOW-HOW; Rights to ADDITIONAL PRODUCTS.

          3.1 HAASE has, contemporaneously with the execution of this Contract, furnished to COMPANY all KNOW-HOW concerning the PRODUCTS in existence as of the date hereof. HAASE further agrees to promptly provide COMPANY with any additional KNOW-HOW developed or acquired by HAASE during the term of this Contract and useful or necessary to enable COMPANY to make, to have made, to use and to sell the PRODUCTS or any ADDITIONAL PRODUCTS.

          3.2 HAASE agrees to offer to COMPANY all products, concepts, and ideas that he may develop after the date of this Contract and for a period of two years following the expiration or termination of this Contract and that are within the same category as or similar to the products COMPANY is marketing at the time of such development. COMPANY shall determine, within a reasonable time, whether it is interested in obtaining the rights to and developing and marketing such product, concept, or idea. The Company shall have thirty (30) days to accept or reject the offer. If the Company accepts such additional products, such products shall be defined as "ADDITIONAL PRODUCTS", and such ADDITIONAL PRODUCTS shall be subject to all of the provisions of the Agreement. If the Company rejects or fails to accept the additional products within said thirty (30) day period, then HAASE shall be entitled to enter into an agreement regarding said products with any third party on any terms; however, if the Company responds to the offer with a counter-offer which is rejected by HAASE, then HAASE shall be entitled to enter into an agreement regarding said products with any third party on terms no more favorable to such third party than the terms counter-offered by the Company for such products.

     4.   Incentive Payment.

          4.1 Commencing on the date of HAASE'S termination of employment with the COMPANY ("Termination Date"), COMPANY will pay to HAASE an INCENTIVE PAYMENT in the amounts of Four Percent (4%) on the NET SALES PRICE of all PRODUCTS and ADDITIONAL PRODUCTS sold by COMPANY. Except as expressly provided in this Contract, COMPANY will continue to pay an INCENTIVE PAYMENT to HAASE for the life of the PRODUCTS and ADDITIONAL PRODUCTS.

          4.2 Within fifteen (15) days after the close of each month from and after HAASE'S Termination Date, COMPANY will pay HAASE the INCENTIVE PAYMENT due on PRODUCTS and ADDITIONAL PRODUCTS sold during the preceding month.

          4.3 COMPANY will have the option at any time to cease paying the INCENTIVE PAYMENT to HAASE with respect to any individual item included in the PRODUCTS by giving all rights to such item back to HAASE. COMPANY will also have the right to maintain its exclusive license to an individual item included in the PRODUCTS and ADDITIONAL PRODUCTS, even if such item is defined as no longer sold by COMPANY, by paying to HAASE an amount equal to Four Percent (4%) times the average annual NET SALES PRICE for the item over the COMPANY's three (3) preceding fiscal years, which amount shall be paid to HAASE each year that the COMPANY wishes to maintain its exclusive license.

     5. COMPANY's Development Obligations. COMPANY will have the responsibility, at its sole expense: (a) to complete the development of the PRODUCTS and ADDITIONAL PRODUCTS; (b) to carry all PRODUCT and Additional Product concepts through to production; (c) to manufacture or produce the PRODUCTS and the ADDITIONAL PRODUCTS; (d) to prepare, file and prosecute all necessary and desirable patent, trademark and copyright applications and Federal Drug Administration registrations relating to the PRODUCTS or ADDITIONAL PRODUCTS; (e) to advertise, market, promote and distribute the PRODUCTS and the ADDITIONAL PRODUCTS; and, (f) with respect to (a) through (e) above, any expenditure(s) in excess of $15,000.00, cumulative or otherwise, must be approved by the Board of Directors.

     6. Records; Audit Rights. COMPANY agrees to keep true and detailed records containing all information required for the computation and verification of INCENTIVE PAYMENT to be paid by COMPANY under this Contract. Upon written notice from HAASE, COMPANY will make all records containing information required for the computation of INCENTIVE PAYMENT available to HAASE or his designee for review and audit. If the audit by HAASE reveals any deficiency in INCENTIVE PAYMENT paid to HAASE, COMPANY will reimburse HAASE for the cost of the audit, and will pay the INCENTIVE PAYMENT deficiency to HAASE within five (5) business days of completion of the audit. If an audit reveals any payments which exceed the amount of Incentive Payments to HAASE as determined pursuant to the terms hereof, HAASE will immediately reimburse the Company the amounts of such overpayments and the cost of such audit if such audit is or was requested by HAASE. If payments are accurate, then the party requesting the audit shall pay the cost of the audit.

     7. Duration and Termination. This Contract may be terminated by either party in the event of a breach under or default in the performance of any material provision, term or condition of this Contract and the giving of written notice specifying the alleged breach or default, if the party in breach or default fails to cure the alleged breach or default within thirty (30) days of receipt of notice, or fails or commence actions to cure the breach or default within such thirty (30) day period and thereafter diligently prosecute such cure to completion. Upon the termination of this Contract: (a) COMPANY will immediately lose all rights to manufacture and produce the PRODUCTS and the ADDITIONAL PRODUCTS, which rights shall immediately revert to HAASE; (b) COMPANY will immediately lose all rights to sell or distribute the PRODUCTS and the ADDITIONAL PRODUCTS, which rights shall immediately revert to HAASE; provided however that COMPANY will have the right to sell its inventory of any completed PRODUCTS and ADDITIONAL PRODUCTS manufactured or produced as of the date of termination; (c) COMPANY will immediately lose all rights to use the KNOW-HOW, will cease using the KNOW-HOW in all respects, and will transfer all rights pertaining to the KNOW-HOW back to HAASE; (d) COMPANY will continue to pay the INCENTIVE PAYMENT as provided in this Contract based on the NET SALES PRICE of PRODUCTS sold by COMPANY following the termination of this Contract; (e) COMPANY will assign to HAASE all patents, trademark and Federal Drug Administration registrations, copyrights and similar intellectual property rights, as well as all applications therefor, which relate to or are derived from the PRODUCTS, the ADDITIONAL PRODUCTS or the KNOW-HOW; and (f) HAASE will have the right to utilize the KNOW-HOW and to manufacture and sell the PRODUCTS and the ADDITIONAL PRODUCTS, either on his own account or through such other persons or entities as he may select.

     8. Notices. All notices given hereunder shall be in writing and shall be personally served or sent by registered or certified mail, return receipt requested. Notices to COMPANY shall be given to COMPANY at its corporate headquarters, which as of the date of this Contract is 13828 Lincoln Street N.E., Ham Lake, Minnesota 55304. Notices to HAASE shall be addressed to HAASE at HAASE's residence address as the same appears on the records of COMPANY. Notices to COMPANY or HAASE shall be sent to such other address as COMPANY or HAASE shall specify in writing to the other.

     9.   General Provisions.

          9.1 This Contract is the entire contract between the parties concerning the subject matter hereof and supersedes and replaces any existing contract between the parties hereto relating to the subject matter hereof, and COMPANY and HAASE hereby acknowledge that there are no agreements or understandings of any nature, oral or written, regarding HAASE's relationship with COMPANY relating to the subject matter hereof, apart from this Contract.

          9.2 No provisions of this Contract may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in a writing signed by HAASE and COMPANY. No waiver by or noncompliance with, any condition or provision of this Contract to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

          9.3 No failure on the part of either party to exercise, and no delay in exercising any right hereunder, for up to six (6) months of the date such right arises, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder within such six (6) month period by either party preclude any other or further exercise thereof or the exercise of any other right. Any right hereunder must be exercised within six (6) months of the date such right arises, or such right shall be deemed to be waived.

          9.4 It is further agreed and understood by the parties hereto that if any part, term, or provision of this Contract is held unenforceable in the jurisdiction in which either party seeks enforcement of the Contract, this Contract shall be construed as if not containing the invalid provision or provisions. Invalidity or unenforceability of any portion or provision of this Contract shall not affect the validity or enforceability of the remaining provisions of this Contract, which shall remain in full force and effect and shall govern the rights and obligations of the parties hereto.

          9.5 Any controversy or claim arising out of, or relating to, this Contract or its breach shall be settled by arbitration in accordance with the governing rules of the American Arbitration Association then in effect. Judgment upon the award rendered shall be binding upon the parties hereto and may be entered in any court of competent jurisdiction. Costs and attorneys' fees shall be paid as the arbitrators' award shall specify. As the sole exception to arbitration, each party shall have the right to obtain injunctive relief, only, from any court having jurisdiction so as to preserve that party's rights for resolution in any pending or imminent arbitration proceedings, but no such injunction shall prohibit such arbitration proceedings and the injunctions may be modified or vacated as a result of the arbitration award.

          9.6 This Contract shall be construed and enforced in accordance with the laws of the State of Minnesota. By executing this Contract, the parties do hereby agree and submit to personal jurisdiction in the State of Minnesota for the purposes of any suit or proceeding brought to enforce the terms and conditions of this Contract and agree that any such suit or proceeding shall be venued in Anoka County, Minnesota.

          9.7 With the exception of: (a) HAASE's right to assign or bequeath, upon notice to COMPANY but without COMPANY's prior written consent, his rights to receive payments pursuant to this Contract; and (b) COMPANY's right, without HAASE's prior written consent, to subcontract for the manufacture, production, advertising, marketing, sale or distribution of the PRODUCTS or the ADDITIONAL PRODUCTS, the rights and obligations of COMPANY and HAASE under Contract cannot be assigned by either COMPANY or HAASE without the prior written consent of the other party, which consent will not be unreasonably withheld. The terms, conditions, and covenants herein shall be binding upon the heirs and personal representatives of HAASE and the successors or assigns of COMPANY or any Subsidiary or Affiliate of COMPANY.

          9.8 This Contract may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same contract.

          9.9 Except as may be otherwise determined pursuant to Article 9.5, in the event that any legal action must be taken by either party to enforce this Contract, all costs and expenses of the prevailing party in connection with any such action, including, but not limited to, reasonable attorneys' fees and legal expenses shall be paid on demand and presentation of appropriate evidence by the nonprevailing party.

     IN WITNESS WHEREOF, the parties have caused this Contract to be executed effective as of the date and year first above written.

                                              HAASE


                                              /s/ Harley Haase
                                              Harley Haase


                                              OXBORO MEDICAL INTERNATIONAL, INC.


                                              By /s/ Larry Rasmusson
                                              Its Chief Financial Officer



                                EXHIBIT 1.1 (HH)
                                       TO
                     PRODUCT DEVELOPMENT INCENTIVE AGREEMENT


     1.       Sheet Tape/Write-on Labels
     2.       Foam Scope Organizer
     3.       Foam Endoscope Guard
     4.       Endoscope Holder
     5.       Tubing "Pig" Holder
     6.       I.V. Tube/Wire Holder
     7.       Armsecure(TM)
     8.       Footsecure(TM)
     9.       Mayo Stand Instrument Holder
     10.      Instrument ID Tape Remover
     11.      Instrument Basin Strainer
     12.      Instrument Guard-Foam
     13.      Instrument Usage Organizer
     14.      Foam Tray Liners
     15.      Pocket Holder (single/double)
     16.      Poly Bags - Large/Wheelchairs
     17.      Poly Bags - Large/Walkers
     18.      Cloth Bags - Large/Wheelchairs & Walkers
     19.      Cautery Tip Cleaners
     20.      Patient Positioners - Foam
     21.      I.V. Cover/Banded Bag